As filed with the U.S. Securities and Exchange Commission on October 23, 2025
 File No. 333-195493
File No. 811-22961

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

EA SERIES TRUST
(Name of Registrant As Specified In Its Charter)

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EA ASTORIA DYNAMIC CORE US FIXED INCOME ETF
a series of EA Series Trust (the “Trust”)
3803 West Chester Pike, Suite 150
Newtown Square, PA 19073

Information Statement
Appointment of New Sub-Adviser
On August 1, 2025, Beacon Capital Management, Inc. (“Beacon”) replaced Astor Investment Management, LLC (“Astor”) as a sub-adviser to the EA Astoria Dynamic Core US Fixed Income ETF (the “Fund”) following Beacon’s acquisition of Astor. Empowered Funds, LLC dba EA Advisers (the “Adviser”) and Astoria Portfolio Advisors LLC (“Astoria”) continue to serve as the investment adviser and an investment sub-adviser to the Fund, respectively.
Beacon’s acquisition of Astor resulted in the automatic termination of Astor’s investment sub-advisory agreement. To provide the Fund with continuity of investment sub-advisory services, the Adviser and Astoria recommended, and the Trust’s Board of Trustees (the “Board”) approved, an investment sub-advisory agreement with Beacon. The terms of the investment sub-advisory agreement with Beacon are materially the same as those of the previous agreement with Astor, and Beacon is providing the same services to the Fund that Astor previously provided.
This Information Statement is being provided to shareholders of the Fund in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund and the Adviser received from the U.S. Securities and Exchange Commission. The exemptive order permits the Adviser, subject to approval of the Board, to enter into sub-advisory agreements without obtaining shareholder approval, subject to certain conditions, including that an Information Statement (or a Notice of Internet Availability of Information Statement) is provided to shareholders of the Fund. The purpose of this Information Statement is to provide you with the additional required information about this change in investment sub-adviser to the Fund.
We are not asking you for a proxy, and you are requested not to send us a proxy.
Board Approval and Evaluation of the Sub-Advisory Agreement
At a meeting of the Board held on July 30, 2025 (the “Meeting”), the Board, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the Investment Company Act of 1940 (the “1940 Act”) (the “Independent Trustees”), reviewed the various factors the Board deemed relevant to its consideration of the investment sub-advisory agreement between Astoria and Beacon (the “Sub-Advisory Agreement”) and the Board’s legal responsibilities related to such consideration. The Sub-Advisory Agreement is identical in all material respects, except for its effective date, termination date, and the named entity performing sub-advisory services, to the previous sub-advisory agreement between Astoria and Astor dated as of April 25, 2025 (the “Astor Sub-Advisory Agreement”). Further, the Board noted that the Fund’s sub-advisory fee schedule will remain unchanged under the Sub-Advisory Agreement. The Astor Sub-Advisory Agreement was submitted to a vote of, and approved by, the Fund’s initial shareholder on April 29, 2025. The Astor Sub-Advisory Agreement automatically terminated on July 31, 2025, upon Beacon’s acquisition of Astor.
In accordance with Section 15(c) of the 1940 Act, the Board requested, reviewed, and considered materials furnished by Beacon relevant to the Board’s consideration of whether to approve the Sub-Advisory Agreement. In connection with considering the approval of the Sub-Advisory Agreement, the Independent Trustees met with counsel to the Trust, who provided assistance and advice. In reaching the decision to approve the Sub-Advisory Agreement, the Board considered and reviewed information provided by Beacon, including, among other things, information about its personnel, operations, financial condition, and compliance program. The Board also reviewed the proposed Sub-Advisory Agreement. During its review and consideration, the Board focused on and reviewed the factors it deemed relevant, including:
Nature, Quality, and Extent of Services. The Board was presented with and considered information concerning the nature, quality, and extent of the overall services expected to be provided by Beacon to the Fund. In this context, the Board considered that Beacon is responsible for providing investment sub-advisory services to the Fund in collaboration with Astoria and in compliance with the Fund’s objectives, policies, and restrictions, and carrying out directives of the Board. In addition, the Board evaluated the integrity of Beacon’s personnel, the experience of the portfolio managers in managing assets and the adequacy of Beacon’s resources to perform the services provided under the Agreement.
Performance. Performance information for the Fund was not a relevant factor as the Fund had only recently commenced investment operations. However, the Board was presented with information regarding the performance of certain separately managed accounts of Astor that utilize the same strategy as the Fund. The Board noted that the separately managed accounts (SMAs) had outperformed their benchmark on a gross basis for the one-year, three-year, five-year, and since inception periods and on a net basis for the three-year and five-year periods ended March 31, 2025, while underperforming on a net basis for the one-year and since inception periods.
Comparative Fees and Expenses. In considering the sub-advisory fees, the Board reviewed and considered the fees in light of the nature, quality, and extent of the services expected to be provided by Beacon. The Board also considered the allocation of fees between Astoria and Beacon. The Board noted that the Agreement would not have any effect on the net total expense ratio of the Fund as Beacon would be compensated by Astoria.
With respect to the sub-advisory fee, the Board noted that it was payable solely by Astoria. The Board considered representations from Beacon that it does not currently manage any other accounts that follow a similar strategy as the Fund. However, it was further noted that following the transaction, SMAs managed by Astor that follow a similar strategy as the Fund, would transition to Beacon and such SMAs would continue to be charged a higher fee than the fee proposed for the Fund. The Board was agreeable to the fee levels.
Costs and Profitability. The Board further considered information regarding the potential profits, if any, that may be realized by Beacon in connection with providing its services to the Fund. The Board reviewed estimated profit and loss information provided by Beacon with respect to the Fund and estimated data regarding the proposed sub-advisory fees. The Board also reviewed the costs associated with the personnel, systems, and resources necessary to manage the Fund and to meet the regulatory and compliance requirements adopted by the SEC and other regulatory bodies. The Board discussed the financial condition of Beacon, noting that Beacon has sufficient capital to maintain its commitment to the Fund.
Other Benefits. The Board further considered the extent to which Beacon might derive ancillary benefits from the Fund’s operations. The Board noted that any ancillary benefits to Beacon were not expected to be material.
Economies of Scale. The Board also considered whether economies of scale would be realized by the Fund as its assets grow larger, including the extent to which this is reflected in the level of fees to be charged. The Board noted that the proposed Agreement does not include breakpoints but concluded that it was premature to meaningfully evaluate potential economies of scale given that the Fund is new.
Conclusion. No single factor was determinative of the Board’s decision to approve the Sub-Advisory Agreement; rather, the Board based its determination on the total mix of information available to it. Based on a consideration of all the factors in their totality, the Board, including the Independent Trustees, unanimously determined that the Sub-Advisory Agreement, including the compensation payable under the Sub-Advisory Agreement, was fair and reasonable to the Fund. The Board, including the Independent Trustees, unanimously determined that the approval of the Sub-Advisory Agreement was in the best interests of the Fund and its shareholders.
Information Regarding the Sub-Advisory Agreement
Pursuant to the Sub-Advisory Agreement, Beacon is responsible for researching, analyzing, and recommending securities to be purchased by the Fund in collaboration with Astoria.
The Sub-Advisory Agreement with respect to the Fund will continue in force for an initial period of two years. Thereafter, the Sub-Advisory Agreement will be renewable from year to year with respect to the Fund, so long as its continuance is approved at least annually by the Board provided that in such event such renewal and continuance shall also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval (or in another manner permitted by the 1940 Act or pursuant to exemptive relief therefrom).
The Sub-Advisory Agreement will terminate automatically in the event of its assignment, and is terminable at any time, without penalty, by the Board, including a majority of the Independent Trustees; or by the vote of a majority of the outstanding voting securities of the Fund, on 60 days’ written notice to the Adviser, Astoria, and Beacon, or by

Astoria or Beacon on sixty (60) days’ written notice to the Trust, the Adviser, and the other party. The Sub-Advisory Agreement will also terminate upon written notice to the other party that the other party is in material breach of the Sub-Advisory Agreement, unless the other party in material breach of the Sub-Advisory Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.
The Sub-Advisory Agreement provides that Beacon shall not be liable for any action taken or omitted to be taken by Beacon in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties.
Astoria pays Beacon a fee, which is paid monthly, of 45% of Astoria’s net revenue with respect to services provided to the Fund. Astoria has not paid management fees to Beacon as of the fiscal year ended May 31, 2025.
Additional Information about Beacon Capital Management, Inc.
Beacon Capital Management, Inc., 7777 Washington Village Drive, Suite 280, Dayton, Ohio 45459, was formed in 2000 and specializes in providing proprietary strategies primarily to separately managed accounts, registered investment companies, and unified managed accounts. Beacon is wholly-owned and controlled by Sammons Financial Group, Inc., which is located at 8300 Mills Civic Parkway, West Des Moines, IA 50266. Sammons Financial Group, Inc. is wholly-owned by Sammons Enterprises, Inc., which in-turn is wholly-owned by its employees.
The following table provides information on the principal executive officers of Beacon:

Name and Address*	Title and Principal Occupation
Emily Damman	President
Daniel Edsen	Treasurer
Tyler Mays	Director of Business Operations
Brett Agnew	General Counsel
Daniel Snyder	Chief Compliance Officer
*The principal mailing address of each individual is that of Beacon’s principal office stated above.
Other Investment Companies Advised or Sub-Advised by Beacon
Beacon does not currently act as an adviser or sub-adviser to any registered investment companies having a similar investment objective as that of the Fund.
Additional Information about the Fund
Empowered Funds, LLC dba EA Advisers, 3803 West Chester Pike, Suite 150, Newtown Square, PA 19073, is the Fund’s investment adviser. Quasar Distributors, LLC (“Distributor”), 190 Middle Street, Suite 301, Portland, Maine 04101, serves as the distributor of creation units for the Fund on an agency basis. The Distributor does not maintain a secondary market in Shares. U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services, 615 East Michigan Street, Milwaukee, Wisconsin 53202, is the Fund’s administrator.
Financial Information
The Fund’s most recent annual report is available on request, without charge, by calling (215) 330-4476, by writing to the Fund at EA Advisers, 3803 West Chester Pike, Suite 150, Newtown Square, PA 19073, or you may download the report from the Fund’s website at https://astoriaadvisorsetfs.com. The Fund’s first semi-annual report covering the fiscal period ending November 30, 2025 will not be available for approximately 60 days after the fiscal period end.
Delivery of Shareholder Documents – Householding
Householding is an option available to certain investors of the Fund. Householding is a method of delivery, based on the preference of the individual investor, in which a single copy of certain shareholder documents can be delivered to investors who share the same address, even if their accounts are registered under different names. Householding for the Fund is available through certain broker-dealers. If you are interested in enrolling in householding and receiving a single copy of prospectuses and other shareholder documents, please contact your broker-dealer. If you are currently enrolled in householding and wish to change your householding status, please contact your broker-dealer.
If you are part of a household that has received only one copy of this Information Statement, the Fund will deliver promptly a separate copy of this Information Statement to you upon written or oral request. To receive a separate copy of this Information Statement, please contact the Fund by writing EA Advisers, 3803 West Chester Pike, Suite 150, Newtown Square, PA 19073, calling (215) 330-4476, or visiting the Fund’s website at https://astoriaadvisorsETFs.com

This Information Statement is available at
https://astoriaadvisorsetfs.com.

EA ASTORIA DYNAMIC CORE US FIXED INCOME ETF
a series of EA Series Trust (the “Trust”)
3803 West Chester Pike, Suite 150
Newtown Square, PA 19073

IMPORTANT NOTICE OF
INTERNET AVAILABILITY OF INFORMATION STATEMENT
October 29, 2025
This Notice of Internet Availability of this Information Statement is being mailed on or about October 29, 2025.
This Notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the EA Astoria Dynamic Core US Fixed Income ETF (the “Fund”). We encourage you to review all of the important information contained in the Information Statement.
The Information Statement details the hiring of a new investment sub-adviser for the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) has approved a new investment sub-advisory agreement with Beacon Capital Management, Inc. (“Beacon”) to provide investment sub-advisory services to the Fund. Beacon began providing investment sub-advisory services to the Fund on August 1, 2025. Empowered Funds, LLC dba EA Advisers (the “Adviser”) continues to serve as the Fund’s investment adviser, and Astoria Portfolio Advisors LLC continues to serve as a sub-adviser of the Fund.
The Adviser and the Trust have received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that permits the Adviser to enter into sub-advisory agreements (with non-affiliated entities) with the approval of the Board, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, of the parties to the agreement, without obtaining shareholder approval. The Order requires that the Information Statement be provided to you.
By sending you this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing you a copy. You may print and view the full Information Statement on the Fund’s website at https://astoriaadvisorsetfs.com until at least January 31, 2026. You may request a paper or email copy of the Information Statement, free of charge, by contacting the Fund in writing c/o EA Advisers, 3803 West Chester Pike, Suite 150, Newtown Square, PA 19073, or by calling (215) 330-4476. If you do not request a paper or email copy by this date, you may not otherwise receive a copy.
If you want to receive a paper copy of the Information Statement, you must request one.
There is no charge to you for requesting a copy.